Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hutchison China MediTech Limited of our report dated March 1, 2016 relating to the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333- 207447) filed on March 4, 2016.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 6, 2016